FOR IMMEDIATE RELEASE

TSX: CTI         OTCBB: CHKT

CHEMOKINE THERAPEUTICS DISCUSSES US PATENT FOR NOVEL CANCER DRUG AND ITS CLINICAL DEVELOPMENTS WITH AUDIOSTOCKS.COM.

Vancouver, BC (June 16, 2005) – Chemokine Therapeutics Corp. (the Company) (TSX: CTI, OTCBB: CHKT), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced the availability of an online interview with CEO Dr. Hassan Salari.  Dr. Salari discusses the commercial prospects of the Company’s multi-functional drugs that target stem cells to combat unmet medical needs.

To listen to the interview, visit www.audiostocks.com

“The biotechnology industry is driving innovation in medicine thanks to more targeted therapies with fewer side effects,” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics.  “Chemokine Therapeutics is one of the first companies to develop synthetic versions of chemokines.  These drugs are capable of turning diseased cells off or healthy cells on, depending on design of the drug and its application.”

Dr. Salari and his team have developed synthetic peptides using rational design methods with the ability to target receptors on cells of diseased tissue or healthy tissue.

With the Company’s lead anti-cancer compound CTCE-9908, Dr. Salari describes how the drug blocks the cancer cell from a Chemokine signal which is responsible for spread of cancer and its growth.  The Company and a number of its research collaborators, including the National Cancer Institute have shown that by blocking this receptor, CTCE-9908 has the potential to;

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Inhibit migration of cancer cells leading to metastases

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Inhibit blood vessel growth to the tumor

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Enhance chemotherapy sensitivity by inhibiting cancer cell adhesion to protective tissues in the body (endothelial cells)

The Company’s second product CTCE-0214 targets a chemokine that stimulates bone marrow stem cells to restore infection-fighting white blood cell recovery, platelet regeneration and stem cell mobilization. The Company has recently completed a phase I study in normal healthy volunteers.

Because of the unique mechanism of action, both of the cancer drug and the immune recovery drug candidates have the potential to be used alone or in combination with existing traditional pharmaceuticals and biotechnology drugs thus adding to the armamentarium of new drugs that are improving our chances of conquering diseases.

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About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a new class of cytokines, proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.   Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Phone: (604) 822-0301 Ian Harper Corporate Development iharper@chemokine.net Frederica Bell Investor Relations fbell@chemokine.net Internet: www.chemokine.net

U.S. Media Enquiries

Richard E. Cooper / Jennifer K. Zimmons, Ph.D.

Strategic Growth International
Phone: (212) 838-1444

Fax: (212) 838-1511

Email: jzimmons@sgi-ir.com

Canadian Media Enquiries

Ross Marshall

The Equicom Group Inc.

Phone: (416) 815-0700 (Ext.238)

E-mail: rmarshall@equicomgroup.com

Fax: (416) 815-0080